EXHIBIT 10.1

Dated 10 March 2016
(1)SHELDON FRIENDLY SOCIETY (2)Darchem Engineering Limited (3) ESTERLINE TECHNOLOGIES CORPORATION
AGREEMENT FOR LEASE for 4 & 5 AND EASTBROOK DAY CENTRE, Eastbrook Trading Centre

T: 01642 232 2574 F:0191 231 3921 www.jacksons-law.com

Contents

Clause

1.	Interpretation1
2.	Agreement for lease4
3.	Construction Documentation and Works4
4.	Practical Completion7
5.	Insurance8
6.	Conditions9
7.	Payment of Landlord's Contribution9
8.	Deducing title9
9.	Title guarantee9
10.	Matters affecting the Property10
11.	Completion of grant of the lease10
12.	VAT11
13.	Entire agreement11
14.	Joint and several liability12
15.	Notices12
16.	Third party rights13
17.	Governing law13
18.	Jurisdiction.13

Annex

Annex A.	Approved Documents in agreed form16
Annex b.	Agreed form of Lease17
Annex c.	Agreed form of Licence to Carry out Works18

THIS  AGREEMENT is dated 10 March 2016

Parties

(1)	Sheldon Friendly Society whose registered office is at Sheldon House, 12 Navigation Street, Leicester, LE1 3UR (Landlord)
(2)	Darchem Engineering Limited incorporated and registered in England and Wales with company number SC144767 whose registered office is at 15 Atholl Crescent, Edinburgh, EH3 8HA (Tenant)
(3)	ESTERLINE TECHNOLOGIES CORPORATION (Co. Reg. No. 0000033619) whose registered office is at 500-108th Avenue NE, Suite 1500, Bellvue WA 98004, United States(Guarantor)

Background

(A)

The Landlord owns the freehold of the property at Units 4&5 and Eastbrook Day Centre, Eastbrook Gloucester and has agreed to grant the Tenant a lease of the property on the terms contained in this agreement.

(B)	The Tenant has agreed to accept a grant of a lease and wishes to carry out certain works on the terms contained in this agreement.

Agreed terms

1.	Interpretation

The following definitions and rules of interpretation apply in this agreement.

1.1	Definitions:

Approved Documents: all plans and specifications, for the Works in the agreed form annexed to this agreement

Architect: Astam Architects of St Nicholas House, 47 London Road, Gloucester GL1 3HF or such other suitably qualified person as may be appointed as architect for the time being by the Tenant in relation to this agreement and the Building Contract and notified to the Landlord in writing

Base Rate: the base rate from time to time of Barclays Bank PLC.

Building Contract: a building contract for the Works to be entered into between the Tenant and the Building Contractor.

Building Contractor: Such suitably experienced building contractor as may be appointed by the Tenant, together with any replacement building contractor and notified to the Landlord in writing.

CDM Regulations: the Construction (Design and Management) Regulations 2015.

Collateral Warranties: deeds of collateral warranty from the Building Contractor and the Professional Team together with any replacement party that may from time to time be appointed by the Tenant or the Building Contractor, such deeds in such form as may agreed between the Tenant and the Building Contractor and the Professional Team respectively and approved by the Landlord (such approval not to be unreasonably withheld).

Condition: any one of the Part 1 Conditions.

Contract Administrator: Astam Architects of St Nicholas House, 47 London Road, Gloucester GL1 3HF or such other suitably qualified person as may be appointed as a contract administrator for the time being by the Tenant in relation to this agreement and the Building Contract and notified to the Landlord in writing.

Contract Rate: 4% per annum above the Base Rate.

Energy Performance Certificate: a certificate as defined in regulation 2(1) of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118).

Landlord's Contribution: the sum of two hundred thousand five hundred pounds (£200,500) exclusive of VAT

Landlord's Conveyancer: Gateley Solicitors, Knightsbridge House, Lower Brown Street, Leicester, LE1 5NL.

Lease: a lease between the Landlord and Tenant in the agreed form annexed to this agreement.

Lease Completion Date: the date hereof.

Licence to Carry out Works: a licence between the Landlord and Tenant in the agreed form annexed to this agreement.

LTA 1954: Landlord and Tenant Act 1954.

Part 1 Conditions: part 1 of the Standard Commercial Property Conditions (Second Edition).

Part 2 Conditions: part 2 of the Standard Commercial Property Conditions (Second Edition).

Planning Permission: the planning permission dated 7 May 2014 from the Gloucester City Council under reference 14/00177/COU together with all requisite approvals already issued in connection with it and any waivers, relaxations or variations of any of its terms.

Practical Completion Certificate: the Contract Administrator’s certificate or written statement issued in accordance with the Building Contract certifying that the Works are practically complete according to the terms of the Building Contract and setting out the date that practical completion occurred.

Property: the property at Units 4 and 5 and Eastbook Day Centre, Eastbrook Trading Centre as more particularly defined in the Lease.

Professional Team: means the Architect and the Contract Administrator and such other consultants with design responsibility that may appointed by either the Tenant or the Building Contractor and notified to the Landlord  in writing

Rent: the initial rent of £300,000 per annum (subject to review) exclusive of VAT.

Rent Commencement Date: 111 days after the Lease Completion Date.

Requisite Consents: building regulation approvals, by-law approvals, and any other consents, licences and authorisations required from any competent authority, statutory undertaker or person for the carrying out of the Works.

Target Date: eighteen months from the date hereof (as may be extended in accordance with clause 3.2).

Tenant's Conveyancer: Jacksons Commercial and Private Law LLP of Central Square, Forth Street, Newcastle, NE1 3PJ (ref RAD/003614.0187).

VAT: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

Works: the works to be carried out by the Tenant at the Property.

1.2	Clause, Schedule and paragraph headings shall not affect the interpretation of this agreement.
1.3	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.4	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.
1.5	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.
1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.8	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.
1.9	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.
1.10	A reference to writing or written includes fax but not email.
1.11	References to a document in agreed form are to that document in the form agreed by the parties.

1.12

A reference to this agreement or to any other agreement or document referred to in this agreement is a reference to this agreement or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this agreement) from time to time.

1.13

Unless the context otherwise requires, references to clauses, Schedules and Annexes are to the clauses, Schedules and Annexes of this agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.14

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.15	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.
1.16	Unless this agreement otherwise expressly provides, a reference to the Property or the Works is to the whole and any part of them.
1.17	Any reference to the Landlord’s consent or approval being required is to a consent or approval in writing which must be obtained before the relevant act is taken or event occurs.
2.	Agreement for lease
2.1

In consideration of the Tenant's obligations under this agreement, the Landlord shall grant to the Tenant and the Tenant shall accept from the Landlord the Lease and the Guarantor shall enter into the Lease on the terms set out in this agreement. No purchase price, premium, or deposit is payable.

2.2

The Tenant cannot require the Landlord to grant the Lease to any person other than the Tenant (here meaning Darchem Engineering Limited incorporated and registered in England and Wales with company number SC144767, only).

2.3	The Tenant cannot assign, sublet, charge, or otherwise share or part with the benefit of this agreement whether in relation to the whole or any part of the Property.
2.4	Conditions 1.5 and 2.2 do not apply to this agreement.
3.	construction documentation and Works
3.1

The Tenant shall apply for and use reasonable endeavours to obtain the Requisite Consents in respect of the Works. The Tenant shall enter into the Building Contract once such of the Requisite Consents in respect of the Works have been obtained as to enable the Works to commence.

3.2

The Tenant shall as soon as reasonably practicable after the date of this agreement provide to the Landlord or procure that the Building Contractor provide to the Landlord certified copies of the Building Contract and the appointment documentation in respect of the Professional Team

3.3

The Tenant shall as soon as reasonably practicable after the date of this agreement provide to the Landlord drafts of the  Collateral Warranties for the approval of the Landlord (such approval not to be unreasonably withheld or delayed) and the Landlord and the Tenant shall thereafter use reasonable endeavours to agree the form of such documents (having regard to the requirements of the Building Contractor and the Professional Team and all other relevant circumstances) and in the event that the parties are unable to agree the form of any of these documents the matter shall be referred to an independent person pursuant to the provisions of clause 14 hereof.

3.4

The Tenant shall not vary the terms of the Building Contract or any appointment of any member of the Professional Team or release or permit the release of the Building Contractor or any member of the Professional Team from their respective obligations thereunder where such variation or release would adversely affect the Landlord’s rights under any Collateral Warranty without the Landlord’s prior written consent (such consent not to be unreasonably withheld or delayed)

3.5	The Tenant shall use reasonable endeavours to complete the Works by the Target Date which shall be extended commensurate with any extensions of time:
(a)	allowed by the Contract Administrator under the terms of the Building Contract; and/or
(b)

certified by the Contract Administrator as being fair and reasonable, having regard to the delay in question, where completion of the  Works is delayed due to an event or cause that is beyond the Tenant’s reasonable control.

3.6	The Tenant shall not start the Works until the Tenant has:
(a)	provided details of the Works to the insurers of the Property and obtained their consent to carrying out the Works;
(b)	produced all Requisite Consents required for the Works to the Landlord;
(c)	notified the Landlord and the insurers of the Property of the date on which it intends to start carrying out the Works; and
(d)	(if applicable) complied with clause 3.5 (a).
3.7	The Tenant shall:
(a)	carry out the Works:
(i)	using good quality materials;
(ii)	in a good and workmanlike manner;
(b)	in respect of the Works comply with:

(i)	all statutory and other legal requirements;
(ii)	the terms of the Approved Documents, the Planning Permission and the Requisite Consents in respect of the Works; and
(iii)	the requirements of all relevant utility suppliers and the insurers of the Property;
(c)	take all proper steps to ensure that carrying out the Works does not make any of the following unsafe:
(i)	the structure of the Property; and
(ii)	any plant or machinery at the Property; and
(iii)	any neighbouring land or buildings;
(d)

in carrying out the Works cause as little disturbance and inconvenience as reasonably possible to the Landlord and the owners and occupiers of any neighbouring land and not infringe any of their rights nor the rights of any other person in relation to the Property;

(e)

allow the Landlord and its surveyors access to the Property to inspect the progress and quality of the Works (both while the Works are being carried out and afterwards) at reasonable times and on reasonable prior notice provided always that the Landlord and its surveyor comply with the requirements of the Building Contractor or the Tenant (as the case may be);

(f)	give the Landlord the information it reasonably requests to establish that the Works are being and have been carried out in accordance with this agreement;
(g)	notify the Landlord as soon as the Works have been completed; and
(h)	send the Landlord two copies of plans showing the Property as altered by the Works within 2 months after completion of the Works; and
(i)	provide the Landlord with a copy of any Energy Performance Certificate issued as a result of the Works within one month of such documents being issued.
3.8	If the CDM Regulations apply to the Works, the Tenant shall:
(a)

agree in writing with the Landlord that the Tenant is to be treated as the only client in respect of the Works for the purposes of the CDM Regulations and the parties agree that this clause is such an agreement;

(b)	comply with its obligations as a client for the purposes of the CDM Regulations;
(c)	ensure that the principal designer and the principal contractor that it appoints in relation to the Works comply with their respective obligations under the CDM Regulations;
(d)

ensure that all relevant documents relating to the Works are placed in the health and safety file for the Property by the principal designer or principal contractor in accordance with the CDM Regulations and otherwise comply with its obligations in the Lease relating to those documents and the file.

3.9

The Landlord shall co-operate with the principal designer or principal contractor to the extent necessary to allow the principal designer or principal contractor either to check that the documents relating to the Works are kept in the health and safety file for the Property or to update the health and safety file for the Property.

3.10

The Tenant shall not, (subject to clause 3.11), vary, alter, add to or remove anything from the Approved Documents without the Landlord's consent (such consent not to be unreasonably withheld or delayed).

3.11	The Tenant may make minor variations to the Approved Documents without the Landlord’s consent provided that:
(a)	the variations are insubstantial and immaterial;
(b)	the variations are in accordance with the Planning Permission, the Requisite Consents in respect of the Works and any statutory requirements;
(c)	any substitute materials used are of an equal or better quality and suitability to those originally specified;
(d)	the variations are required by any local or competent authority or statutory undertaking as a condition of the grant or continuance of any of the Requisite Consents in respect of the Works.
3.12	The Tenant shall:
(a)	pay all fees, rates, levies and taxes that arise by reason of the Works (including any arising under any laws applying to the Works); and
(b)	indemnify the Landlord from all liability in relation to such fees, rates, levies and taxes and against all costs and claims arising from any breach of the terms of this clause 3.
3.13	Completion of the Licence to Carry out Works shall take place on the Lease Completion Date.
4.	Practical Completion
4.1

The Tenant shall procure that the terms of the Contract Administrator's professional appointment require the Contract Administrator to act impartially when exercising the power to issue certificates and award extensions of time under the Building Contract and this agreement.

4.2	The Tenant shall use reasonable endeavours to procure that the Contract Administrator gives a copy of the Practical Completion Certificate to the Landlord as soon as practicable after its issue.
4.3	The issue of the Practical Completion Certificate shall be conclusive evidence binding on the parties that the Works have been completed in accordance with the terms of this agreement.

4.4	The Tenant shall use reasonable endeavours to procure the grant of the Collateral Warranties in favour of the Landlord prior to the date the Practical Completion Certificate is issued.
5.	Insurance
5.1

From commencement of the Tenant’s Works as notified to the Landlord and the insurers pursuant to clause 3.6(a) until the date the Practical Completion Certificate is issued, the Tenant shall insure or shall procure that the Building Contractor insures, the Works, the Property and all plant and unfixed materials and goods delivered to or placed on or adjacent to the Property and intended for incorporation in the Works against all perils resulting in loss or damage thereto on customary contractors' all risks terms:

(a)	in the joint names of the Tenant and the Building Contractor; and
(b)	for not less than their full reinstatement value (taking into account the progress of the Works) together with all site clearance and professional fees incurred in connection with such reinstatement.
5.2

In the event of any loss or damage occurring before the Practical Completion Date to the Works, the Property, plant, materials or goods so insured, the Tenant shall procure that their reinstatement or replacement is carried out diligently and with all reasonable speed. The Tenant shall apply the proceeds of the insurance towards such reinstatement or replacement.

5.3

The Tenant shall maintain, or procure that the Building Contractor maintains, insurance in respect of injury to or death of any person or loss or damage to any real or personal property for an indemnity of not less than £500,000 for any one occurrence or series of occurrences arising out of the same event.

5.4	The Landlord and the Tenant mutually agree not knowingly to do or permit anything to be done that may render any insurance policy void or voidable.
5.5	Conditions 7.1.1, 7.1.2, 7.1.3 and 7.1.4(b) do not apply to this agreement.
5.6	The Landlord will only be obliged to insure the Works if they form part of the Property and only:
(a)	after they have been completed in accordance with this agreement;
(b)	for the amount for which the Tenant has notified the Landlord that they should be insured; and
(c)	otherwise in accordance with the terms of the Lease.
5.7	The Works will be at the sole risk of the Tenant until the Landlord is obliged to insure the Works pursuant to clause 5.6.

5.8

The Tenant shall pay on demand any increase in the insurance premium and the amount of any additional insurance premium for the Property or any neighbouring land of the Landlord that arises because of the Works.

6.	Conditions
6.1	The Part 1 Conditions are incorporated in this agreement, in so far as they:
(a)	are applicable to the grant of a lease;
(b)	are not inconsistent with the other clauses in this agreement; and
(c)	have not been modified or excluded by any of the other clauses in this agreement.
6.2	The Part 2 Conditions are not incorporated in this agreement.
6.3	Condition 1.1.1(d) is amended so that "completion date" means the "Lease Completion Date" as defined in this agreement.
6.4	Condition 1.1.1(e) is amended so that reference to the contract rate in Condition 1.1.1(e) refers instead to the Contract Rate as defined in this agreement.
6.5	Condition 1.1.4(a) does not apply to this agreement.
7.	Payment of Landlord's Contribution
7.1

Subject to the Tenant carrying out and completing the Works in accordance with this agreement, the Landlord shall, as a contribution to the Tenant's expenditure on the Works, pay the Landlord's Contribution to the Tenant on the date which is ten working days after the date of the Practical Completion Certificate

8.	Deducing title
8.1	The Landlord's freehold title to the Property has been deduced to the Tenant's Conveyancer before the date of this agreement.
8.2	The Tenant is deemed to have full knowledge of the Landlord's title and is not entitled to raise any objection, enquiry or requisition in relation to it.
8.3	Conditions 6.1, 6.2, 6.3, 6.4.2, 10.2.4, 10.2.5, and 10.3 do not apply to this agreement.
9.	Title guarantee
9.1	Landlord shall grant the Lease with full title guarantee.

9.2	The implied covenants for title are modified so that:
(a)	the covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 (LP(MP)A 1994) shall not extend to costs arising from the Tenant's failure to:
(i)	make proper searches; or
(ii)	raise requisitions on title or on the results of the Tenant's searches before the date of this agreement (or by completion in the case of searches referred to in clause 10.1).; and
(b)	the covenant set out in section 3(3) of the LP(MP)A 1994 shall extend only to charges or encumbrances created by the Landlord.
9.3	Condition 6.6.2 does not apply to this agreement.
10.	Matters affecting the Property
10.1	The Landlord shall grant the Lease to the Tenant free from encumbrances other than:
(a)

any matters, other than financial charges, contained or referred to in the entries or records made in registers maintained by HM Land Registry as at 8 October 2015 at 09:44:39 under title numberGR344523 and 8 October 201 at 09:41:51 under title number GR34794;

(b)	all matters contained or referred to in the Lease;
(c)	any matters discoverable by inspection of the Property before the date of this agreement;
(d)	any matters which the Landlord does not and could not reasonably know about;
(e)	any matters, other than financial charges, disclosed or which would have been disclosed by the searches and enquiries that a prudent tenant would have made before entering into this agreement;
(f)	public requirements;
(g)	any matters which are, or (where the Lease will not be registered) would be, unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002;
10.2	The Tenant is deemed to have full knowledge of the matters referred to in clause 10.1 and shall not raise any enquiry, objection, requisition or claim in respect of any of them.
10.3	Conditions 3.1.1, 3.1.2, 3.1.3, 3.2.1, 3.3 and 6.6.3 do not apply to this agreement.
11.	Completion of grant of the lease
11.1	Completion of the grant of the Lease shall take place on the Lease Completion Date.

11.2	Condition 9.3 does not apply to this agreement.
11.3	The Lease shall be for a term of 10 years from the Lease Completion Date at the Rent
11.4	The Rent shall be payable from the Rent Commencement Date.
11.5	Subject to clause 5.1 the Insurance Rent (as defined in the Lease) shall be payable from the Lease Completion Date.
12.	VAT
12.1	Each amount stated to be payable under or pursuant to this agreement is exclusive of VAT (if any).
12.2	If any VAT is chargeable on any supply made by one party to the other party under or pursuant to this agreement, the paying party shall pay to the other party an amount equal to that VAT.
12.3	Condition 1.4 does not apply to this agreement.
13.	Entire agreement
13.1

This agreement and the documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

13.2	The Tenant acknowledges that:
(a)

in entering into this agreement and any documents annexed to it the Tenant does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) other than those:

(i)	set out in this agreement or the documents annexed to it; or
(ii)

contained in any written replies that the Landlord's Conveyancer has given to any written enquiries raised by the Tenant's Conveyancer before the date of this agreement OR to written enquiries given by the Landlord's Conveyancer to the Tenant's Conveyancer before the date of this agreement; and

(b)	no representation or warranty is given or is to be implied by:
(i)	the Landlord entering into this agreement; or
(ii)	any step taken by or on behalf of the Landlord in connection with this agreement as to the suitability of the Property [or the building of which it forms part] for the Works.
13.3	Nothing in this clause shall limit or exclude any liability for fraud.

14.	disputes

In the event of any dispute or difference arising between the parties hereto touching or concerning any matter or thing arising out of clause 3.3 of this agreement (other than with regard to the meaning or construction of the same) such dispute or difference shall be referred to an independent person to be agreed upon by the parties or in default of agreement to be nominated by the President for the time being of The Royal Institution of Chartered Surveyors on the application of either party at any time the person to be nominated to act as an expert and not as an arbitrator and his decision shall be final conclusive and binding on the parties (save in the case of manifest error) and without appeal  PROVIDED THAT the said expert shall afford to each party the opportunity to make representations and to comment on the representations of the other party  and the proper costs incurred by the Landlord and the Tenant in connection with any such determination by the expert and the costs of such expert shall be paid by the Landlord and the Tenant in such proportions as such expert shall direct and in the absence of any direction the Landlord and the Tenant shall bear their own costs and the costs of such expert shall be borne equally between the Landlord and the Tenant

15.	Joint and several liability
15.1

Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this agreement. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

15.2	Condition 1.2 does not apply to this agreement.
16.	Notices
16.1

Any notice or other communication required to be given under this agreement shall be in writing and shall be delivered personally, or sent by pre-paid first class post or recorded delivery or by commercial courier, to each party required to receive the notice [or communication] as set out below:

(a)	Landlord: [CONTACT] Sheldon Friendly Society whose registered office is at Sheldon House, 12 Navigation Street, Leicester, LE1 3UR
(b)	Tenant: Geoff Scott , Darchem Engineering Ltd, Eastbrook Road, Eastern Avenue, Gloucester, GL4 3DB, UK
(c)	Guarantor: [CONTACT] [ADDRESS]

or as otherwise specified by the relevant party by notice in writing to each other party.

16.2	Any notice or other communication shall be deemed to have been duly received:

(a)	if delivered personally, when left at the address and for the contact referred to in this clause; or
(b)	if sent by pre-paid first class post or recorded delivery, at 9.00 am on the second working day after posting; or
(c)	if delivered by commercial courier, on the date and at the time that the courier's delivery receipt is signed.
16.3	A notice required to be given under this agreement shall not be validly given if sent by email.
16.4	The provisions of this clause shall not apply to the service of any proceedings or other documents in any legal action.
16.5	Condition 1.3 does not apply to this agreement.
17.	Third party rights

A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

18.	Governing law

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

19.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

This agreement has been entered into on the date stated at the beginning of it.

Signed by for and on behalf of SHELDON FRIENDLY SOCIETY	/s/ HASMUKH TANNA Director
Signed by for and on behalf of Darchem Engineering Limited	/s/ WILLIAM MEIJER Director
Signed by for and on behalf of ESTERLINE TECHNOLOGIES CORPORATION	/s/ ROBERT D. GEORGE Director

Annex A.	Approved Documents in agreed form

Annex B.	Agreed form of Lease

DATED10 March 2016
(1) SHELDON FRIENDLY SOCIETY (2) DARCHEM ENGINEERING LIMITED (3) ESTERLINE TECHNOLOGIES CORPORATION
LEASE relating to Units 4 and 5 and Former Eastbrook Centre, Eastbrook Road, Gloucester GL4 3DB

Ref: CMG\053912.014

17390938.1

land registry Prescribed clauses
LR1. Date of lease
LR2. Title number(s)	LR2.1 Landlord’s title number(s) GR73474, GR34794 and GR344523 LR2.2 Other title numbers None
LR3. Parties to this lease

Landlord

Sheldon Friendly Society of Sheldon House, 12 Navigation Street, Leicester LE1 3UR

Tenant

Darchem Engineering Limited (Co. Reg. No. SC144767) whose registered office is at 15 Atholl Crescent, Edinburgh EH3 8HA

Guarantor

Esterline Technologies Corporation (Co. Reg. No. 0000033619) whose registered office is at  500-108th Avenue NE, Suite 1500, Bellvue WA 98004, United States

LR4. Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail. The property described in schedule 1
LR5. Prescribed statements etc.	None required for this Lease
LR6. Term for which the Property is leased	The term is as follows: the date hereof to and including 28 February 2027
LR7. Premium	None
LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions

17390938.1

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None
LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

See schedule 2

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

See schedule 3

LR12. Estate rentcharge burdening the Property	None
LR13. Application for standard form of restriction	None
LR14. Declaration of trust where there is more than one person comprising the Tenant	None

1.

17390938.1

1.	Definitions and interpretation
1.1	In this Lease the following expressions shall have the following meanings:

Asset Rating

has the meaning given in the EPB Regulations;

Basic Rent

£300,000 per annum subject to the provisions for review contained in clause 7;

Conducting Media

drains sewers conduits flues gutters gullies channels ducts shafts watercourses pipes cables wires fibres and any other medium for the passage or transmission of soil water gas electricity air smoke light information or other matters and includes where relevant all ancillary equipment and structures;

Deed of Variation

means a deed dated 11 December 2008 made between (1) Sheldon Friendly Society (2) Darchem Engineering Limited and (3) Darchem Holdings Limited;

Encumbrances

the restrictions stipulations covenants rights reservations provisions and other matters contained imposed by or referred to in the documents brief particulars of which are set out in schedule 5;

Energy Assessor

an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with Regulation 25 of the EPB Regulations;

Environmental Law

all treaties directives common laws statutes statutory instruments bye-laws regulations and orders from time to time enacted or in force in any jurisdiction and all codes of practice circulars and guidance notes of or issued by a regulatory authority and applicable from time to time in any jurisdiction (whether or not having the force of law) relating to the protection of the environment;

EPB Regulations

the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118) and any subsequent legislation;

EPC

an Energy Performance Certificate as defined in the EPB Regulations;

Event of Incapacity

has the meaning set out in clause 4.1;

Guarantor

the person described in clause LR3 as the Guarantor which expression includes if it is an individual its personal representatives;

Insurance Rent

the monies payable by the Tenant under clause 6.2.1;

Insured Risks

fire storm tempest lightning explosion flood earthquake aircraft and other aerial devices and articles dropped therefrom (in time of peace) impact by road vehicles riot civil commotion malicious damage bursting and overflowing of water tanks apparatus and pipes (except always such of those risks as cannot reasonably be insured against by the Landlord on satisfactory terms or as the Landlord’s insurers or underwriters have refused to insure against) and such other risks against which the Property is required to or which may from time to time

17390938.1

be insured under the provisions of this Lease subject to any excesses exclusions limitations or conditions as may be imposed by the insurers or underwriters with whom such insurance is placed;

Interest

interest at the rate of 4 per centum per annum over the base rate of Barclays Bank plc for the time being and from time to time prevailing (as well after as before any judgment) or such other comparable rate as the Landlord may reasonably designate if the base rate shall cease to be published;

Landlord

a chartered surveyor described in clause LR3 as the Landlord which expression includes the person or persons from time to time entitled to the reversion immediately expectant upon the determination of the Term;

Landlord’s Surveyor

any person appointed by the Landlord from time to time to perform the function of a surveyor for any purposes of this Lease (who may be an employee of the Landlord or an associated company of the Landlord);

Land Registry Prescribed Clauses

clauses LR1 to LR14 appearing at the front of this Lease;

Lease

this Lease and includes any document supplemental to it;

Licence to Carry out Work

means a licence to carry out works between the Landlord (1) the Tenant (2) the Guarantor (3) dated on the date hereof;

1954 Act

the Landlord and Tenant Act 1954;

1995 Act

the Landlord and Tenant (Covenants) Act 1995;

2002 Act

the Land Registration Act 2002;

Outgoings

all existing and future rates taxes charges assessments impositions and outgoings whatsoever whether parliamentary municipal parochial or otherwise and whether or not of a capital or non-recurring nature which are now or may at any time in the future be payable charged or assessed on property or the owner or occupier of property;

Permitted Use

the use of the Property for or any use falling within Class B1 or B8 of the Schedule to the Town and Country Planning (Use Classes) Order 1987;

Planning Acts

the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning (Hazardous Substances) Act 1990 the Local Government Planning and Land Act 1980 the Planning and Compensation Act 1991 and the Planning and Compulsory Purchase Act 2004;

Previous Lease

means a lease dated 29 November 2005 made between (1) Lorday Investments Limited (2) Darchem Engineering Limited and (3) Darchem Holdings Limited;

17390938.1

Previous Licence to Carry Out Works

means a licence dated 11 March 2009 made between (1) Sheldon Friendly Society (2) Darchem Engineering Limited and (3) Darchem Holdings Limited;

Property

the property described in schedule 1 and refers to each and every part thereof and includes all Landlord’s fixtures and fittings therein and all Conducting Media exclusively serving the Property and plant and machinery exclusively serving the Property and all alterations and additions thereto;

Recommendation Report

has the meaning given in the EPB Regulations;

Rent Commencement Date

[Insert the rent commencement date – 111 days after the date of completion];

Rent Review Dates

[Insert the first rent review date] and each [fifth] anniversary thereof and Rent Review Date shall be interpreted accordingly;

Rents

all sums reserved as rent by this Lease;

Tenant

the person described in clause LR3 as the Tenant which expression includes its successors in title and assigns in whom this Lease shall for the time being be vested;

Term

the term of years granted by this Lease and any period of holding over or continuation or extension thereof whether by statute or common law;

Term Commencement Date

the term commencement date specified in clause LR6;

VAT

value added tax or any tax of a similar nature that may be substituted for it or levied in addition to it.

1.2	In this Lease where the context so admits:
1.2.1

in any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease the restriction shall be deemed to include an obligation on the Tenant not to permit knowingly or allow the infringement of the restriction by any person claiming rights to use enjoy or visit the Property through under or in trust for the Tenant;

1.2.2

the clause schedule and paragraph headings in this Lease are for ease of reference only and shall not be taken into account in the construction or interpretation of any covenant condition or proviso to which they refer;

1.2.3

references in this Lease to a clause schedule or paragraph are references where the context so admits to a clause schedule or paragraph in this Lease and references in a schedule to a paragraph are (unless the context otherwise requires) references to a paragraph of that schedule;

1.2.4	words in this Lease importing the singular meaning shall include the plural meaning and vice versa;
1.2.5	words in this Lease importing the masculine gender shall include the feminine and neuter genders and vice versa;
1.2.6	words denoting natural persons shall include corporations and vice versa and any reference in this Lease to a company shall include a limited liability partnership;

17390938.1

1.2.7

references in this Lease to any Act of Parliament or statutory instrument shall include any modification or re-enactment thereof for the time being in force and shall include all instruments orders plans regulations permissions consents and directions for the time being made issued or given thereunder or deriving validity therefrom (save that any reference in this Lease to the Town and Country Planning (Use Classes) Order 1987 shall mean that order as it is in force as at the date of this Lease);

1.2.8

where the Landlord or the Tenant or the Guarantor for the time being consist of two or more individuals or companies or any combination thereof the expressions the “Landlord” or the “Tenant” or the “Guarantor” shall include the plural number and covenants expressed to be made by or with such party shall be deemed to be made by or with such individuals or companies jointly or severally;

1.2.9	references to any period in the last year of the Term shall include any period in the last year thereof if the same shall determine otherwise than by effluxion of time;
1.2.10

references to any right of the Landlord to have access to the Property shall be construed as extending to any mortgagee of the Landlord and any Superior Landlord and to all persons authorised by the Landlord and any mortgagee of the Landlord and any Superior Landlord (including agents professional advisers contractors workmen and others);

1.2.11

when an Event of Incapacity is expressed to take place in relation to an individual or a company then whenever either the Tenant or the Guarantor consists of more than one individual or company or any combination thereof an Event of Incapacity shall be deemed to have been suffered by the Tenant or the Guarantor (as the case may be) whenever an Event of Incapacity takes place in relation to any one such individual or company;

1.2.12	whenever and to the extent that any provision of this Lease would or might contravene the provisions of section 25 of the 1995 Act (“section 25”) then:
(a)	such provision is to take effect only in so far as it may do so without contravening section 25;
(b)	where such provision is incapable of having an effect without contravening section 25 this Lease is to be construed and interpreted as if such provision were deleted; and
(c)	the legality validity and enforceability of any of the remaining provisions of this Lease are not in any way to be affected or impaired as a result.
1.2.13	the Land Registry Prescribed Clauses are included in and form part of this Lease;
1.2.14

except to the extent provided in clause LR4 where there is an inconsistency between a provision contained in the Land Registry Prescribed Clauses and a provision contained in the rest of the Lease the latter provision is to prevail over the former.

2.	Demise

In consideration of the Rents the Landlord DEMISES to the Tenant ALL THAT the Property TOGETHER WITH (but to the exclusion of all other liberties easements rights or advantages) the rights set out in schedule 2 EXCEPT AND RESERVING to the Landlord and all other persons entitled thereto as stated in Schedule 3 TO HOLD the Property unto the Tenant for the TERM of years specified in clause LR6 YIELDING AND PAYING therefor during the Term yearly and proportionately for any fraction of a year by way of rent:

2.1

The Basic Rent which shall be paid by equal quarterly payments in advance on the usual quarter days in every year the first of such payments (or a proportionate part) in respect of the period commencing on the Rent Commencement Date and ending on the day preceding the quarter day next following to be made on the Rent Commencement Date.

2.2	The monies payable by the Tenant under clause 3.4 which shall be paid on demand as from the Term Commencement Date.
2.3	The Insurance Rent which shall be paid as stated in clause 6.2.1 as from the Term Commencement Date; and
2.4	Any other sums (including VAT) which may become due from the Tenant to the Landlord under the provisions of this Lease which shall be payable as from the Term Commencement Date.

17390938.1

3.	Tenant’s covenants
3.1	The Tenant COVENANTS with the Landlord during the Term as follows:
3.2	Rent
3.2.1

to pay the Rents at the times and in the manner required by this Lease without any deduction and not to exercise or seek to exercise any right or claim to withhold any Rents or any right or claim to legal or equitable set-off;

3.2.2	to pay the Basic Rent by banker’s standing order or direct debit if required by the Landlord;
3.2.3

without prejudice to any other rights or remedies of the Landlord if the whole or any part of the Rents shall remain unpaid seven days after becoming due (in the case of the Basic Rent whether formally demanded or not) or if the Landlord shall refuse to accept the tender of the whole or any part of the Rents because of a breach of covenant on the part of the Tenant then to pay Interest on the sum in question from the date on which it became due until the date of actual payment such Interest to be recoverable as rent.

3.3	Outgoings
3.3.1	to pay and discharge all Outgoings in respect of the Property (other than taxes imposed on the Landlord in respect of the Basic Rent or relating to any dealing with the reversion of this Lease);
3.3.2

if the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Landlord;

3.3.3	to pay for all gas water and electricity consumed on the Property and all charges for meters and all standing charges including any taxes levied thereon.
3.4	Party expenses

To pay to the Landlord on demand a fair and proper proportion (to be conclusively determined by the Landlord or the Landlord’s Surveyor) of the expense of cleaning lighting repairing renewing decorating maintaining and rebuilding all party walls fences structures Conducting Media access roads or other things which do not form part of the Property but are or may be used or enjoyed by an occupier of the Property in common with any other person or persons.

3.5	Repair
3.5.1

Subject to clause 3.5.3 to repair and clean the Property and to keep the Property in good and substantial repair and condition and from time to time when necessary to replace the same together with all improvements and additions to the Property and all Landlord’s fixtures fittings and appurtenances of whatever nature affixed or fastened to the Property (damage by the Insured Risks excepted unless and to the extent that the policies of insurance in respect of the Insured Risks effected by the Landlord are vitiated or the policy monies are withheld by reason of any act omission neglect or default of the Tenant or any sub-tenant or their respective employees agents licensees or invitees);

3.5.2	to clean the inside and outside of all windows in the Property as often as shall be reasonably necessary.
3.5.3	the Landlord and Tenant agree:-
(a)	the provisions of the Licence to Carry out Works shall be binding in relation to the interpretation of this Lease including but not limited to the repairing and reinstatement obligations;
(b)	the provisions of the Previous Licence to Carry out Works shall be binding in relation to the interpretation of this Lease including but not limited to the repairing and reinstatement obligations;
(c)	in relation to those parts of the Property demised by the Previous Lease the Schedule of Condition attached to the Previous Lease as varied by the supplemental schedule of

17390938.1

condition attached to the Deed of Variation shall continue to be applied to the interpretation of the repairing obligations of those parts of the Property demised by the Previous Lease;
(d)

the definitions of New Roof Cover and Old Roof in the Previous Lease shall continue to be relevant to this Lease and the Tenant shall continue to be liable to repair the New Roof Cover provided that the provisions of clause 15.2 of the Previous Lease shall continue to apply in relation to this Lease.

3.6	Decoration
3.6.1

in the fifth year of the Term and thereafter in every fifth year of the Term and also in the last six months of the Term howsoever determined to decorate the inside of the Property with suitable and appropriate materials of good quality in a workmanlike manner provided that the colour of the paint and the materials used in the last six months of the Term shall be subject to the prior written approval of the Landlord;

3.6.2

in the third year of the Term and thereafter in every third year of the Term and also in the last six months of the Term howsoever determined to decorate the exterior of the Property with suitable and appropriate materials of good quality in a proper and workmanlike manner provided that the colour of the paint and the materials used in the last six months of the Term shall be subject to the prior written approval of the Landlord.

3.7	Entry
3.7.1

to permit the Landlord and its agents and all persons authorised by them with or without workmen appliances and equipment at all reasonable times to enter upon the Property for any of the following purposes:

(a)	to ascertain whether or not the covenants and conditions of this Lease have been observed and performed;
(b)	to examine the state of repair and condition of the Property and (where necessary in order to do so) to open up floors and other parts of the Property;
(c)	to take a schedule of the Landlord’s fixtures and fittings in the Property;
(d)

to repair and maintain and execute any work to any Landlord’s fixtures and fittings therein (including the installation of additional or the extension of existing Landlord’s fixtures and fittings therein) or to cleanse empty repair or renew any Conducting Media;

(e)	to estimate the current value of the Property for insurance purposes;
(f)	for any other reasonable purpose (including measurement for rent review or relating to any pending or intended step under the 1954 Act) connected with the interest of the Landlord in the Property;
(g)	to exercise any of the rights herein excepted and reserved.

without payment of compensation for any nuisance inconvenience or damage caused to the Tenant subject to the Landlord (or other person so entering) exercising such right in a reasonable manner and making good any damage caused to the Property without unreasonable delay;

3.7.2

if any breach of covenant defects disrepair removal of fixtures or unauthorised alterations or additions shall be found upon such inspection for which the Tenant is liable then upon notice by the Landlord to the Tenant to execute all repairs works replacements or removals required within two months (or sooner if necessary) after  service of such notice to the reasonable satisfaction of the Landlord or the Landlord’s Surveyor and in case of default by the Tenant it shall be lawful for the Landlord with all necessary workmen appliances and equipment to enter upon the Property and execute such repairs works replacements or removals and all expenses so incurred by the Landlord shall be repayable by the Tenant to the Landlord forthwith on demand with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord (such expenses and Interest to be recoverable as if they were rent in arrear).

17390938.1

3.8	Alterations

Save in relation to the works to be undertaken pursuant to the Licence to Carry out Works:

3.8.1	not to make any alterations or additions to or affecting the structure or exterior of the Property or the external appearance of the Property;
3.8.2	not to make any other alterations or additions to the Property except:
(a)	with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed;
(b)	subject to such terms and conditions (including provision for reinstatement at the Tenant’s cost at the expiration or earlier determination of the Term) as the Landlord may require;
(c)	in accordance with drawings and specifications previously submitted in triplicate to and approved in writing by the Landlord;
3.8.3	not to install or erect any exterior lighting shade canopy awning or other structure in front of or elsewhere outside the Property;
3.8.4

at the expiration or earlier determination of the Term if and to the extent required by the Landlord in accordance with any consent given pursuant to clause 3.8.1 (a) to reinstate the Property to the same condition as they were in prior to the alterations such reinstatement to be carried out under the supervision and to the reasonable satisfaction of the Landlord or the Landlord’s Surveyor;

3.8.5

in relation to all works at the Property to which the Construction (Design and Management) Regulations 2015 (the “Regulations”) apply and which are undertaken by or on behalf of the Tenant or any person deriving title or authority from the Tenant:

(a)

prior to commencement of any such works to make and serve a declaration to the Health and Safety Executive to the effect that the Tenant shall act as the sole client in respect of such works for the purpose of the Regulations (and to supply a copy of the same to the Landlord);

(b)	to act as the sole client in respect of such works for the purposes of the Regulations and to comply with all the obligations imposed upon the client by the Regulations;
(c)

to use reasonable endeavours to procure that the Tenant’s CDM principal designer (appointed from time to time under the Regulations) and the Tenant’s contractors and designers shall comply in all respects with the Regulations;

(d)	on completion of such works to supply to the Landlord for retention by the Landlord a full and complete copy of the health and safety file for the works prepared in accordance with the Regulations.
3.8.6

not to make any alterations or additions to the Property which in the Landlord’s reasonable opinion materially have an adverse effect on the energy efficiency or the asset rating in any EPC commissioned in respect of the Property except with the prior written consent of the Landlord;

3.8.7

before giving consent under clause 3.8.6 the Landlord may require the Tenant to submit sufficient information to enable the Landlord to assess the impact of the proposed alterations on the Asset Rating of the Property;

3.8.8

on completion of any works of alteration and if required by the EPB Regulations to obtain a valid EPC for the Property and deliver a copy to the Landlord together with details of the reference number of such EPC (if not apparent from the copy);

3.8.9	if any alterations made by the Tenant invalidate a valid EPC for the Property or materially adversely affect any such EPC the Tenant at the Landlord’s option will:
(a)	obtain a new EPC for the Property (as the case may be) and provide a copy to the Landlord; or
(b)	indemnify the Landlord in respect of the cost of obtaining a new EPC for the Property.

17390938.1

3.9	Alienation
3.9.1	not to assign underlet or charge part only of the Property;
3.9.2

not to part with possession or share occupation of or allow any other person to occupy the whole or any part of the Property except by way of a permitted assignment or underletting of the whole and not to hold the whole or any part of the Property on trust for another;

3.9.3	not to charge the whole of the Property without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed;
3.9.4	not to assign the whole of the Property without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed provided that the Landlord shall be entitled:
(a)	to withhold its consent in any of the circumstances set out in clause 3.9.6;
(b)	to impose all or any of the matters set out in clause 3.9.7 as a condition of its consent;
3.9.5

the provisos to clause 3.9.4 shall operate without prejudice to the right of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent would be reasonable or to impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions would be reasonable;

3.9.6

if any of the following circumstances (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927) apply either at the date when application for consent to assign is made to the Landlord or after that date but before the Landlord’s consent is given the Landlord may withhold its consent and if after the Landlord’s consent has been given but before the assignment has taken place any such circumstances apply the Landlord may revoke its consent whether its consent is expressly subject to a condition as referred to in clause 3.9.7 or not.  The circumstances are:

(a)	where the Basic Rent and any other sum due and demanded from the Tenant under this Lease remains unpaid;
(b)	where in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants in this Lease;
(c)

where the proposed assignee is a member of the same group of companies (within the meaning of section 42 of the 1954 Act) as the person who is the Tenant at the time of the relevant application (or any former tenant who by virtue of section 11 of the 1995 Act has not been released) and in the Landlord’s reasonable opinion the proposed assignee is less likely to be able to comply with the Tenant’s covenants in this Lease than that person;

(d)

where the proposed assignee or any guarantor (other than any guarantor under an Authorised Guarantee Agreement) is a corporation registered or otherwise resident in a jurisdiction in which the order of a court obtained in England and Wales will not necessarily be enforced against the proposed assignee or guarantor without any consideration of the merits of the case;

(e)
3.9.7

the Landlord may impose any or all of the following conditions which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 on giving any consent to an assignment by the Tenant:

(a)

that the Tenant who is to assign this Lease and any former tenant who by virtue of section 11 of the 1995 Act has not been released enters into an Authorised Guarantee Agreement with the Landlord in the form set out in schedule 4 with such modifications as the Landlord may reasonably require;

(b)	that the Basic Rent and any other sums due and demanded within 5 working days prior to the proposed assignment from the Tenant under this Lease are paid prior to completion of the proposed assignment;

17390938.1

(c)

that the proposed assignee covenants with the Landlord that as from the date of the deed of assignment to it of this Lease until it assigns this Lease with the Landlord’s consent it will pay the rent and observe and perform all the Tenant’s covenants and obligations in this Lease;

(d)	that if at any time before the proposed assignment any of the circumstances specified in clause 3.9.6 apply the Landlord may revoke the consent by written notice to the Tenant;
(e)

the execution and delivery to the Landlord prior to the proposed assignment of a valid rent deposit deed for such sum as the Landlord may reasonably determine and in such form as the Landlord may reasonably require together with the payment by way of cleared funds of the sum specified in the said rent deposit deed;

(f)

that such persons as the Landlord may reasonably require act as guarantors for the proposed assignee who shall covenant by way of indemnity and guarantee (and if more than one jointly and severally) with the Landlord in such terms as the Landlord may reasonably require;

3.9.8	not to underlet the whole of the Property:
(a)	without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed; and
(b)	unless the property to be underlet falls wholly within the Property and does not include any property or right over any property which is not demised by this Lease; and
(c)	unless the underlease contains a lawful agreement excluding in relation to the tenancy to be created by the underlease the provisions of sections 24 to 28 (inclusive) of the 1954 Act;
3.9.9	upon the grant of any underlease to obtain covenants on the part of the sub-tenant directly with the Landlord in such form as the Landlord shall require that the sub-tenant will:
(a)	not assign underlet or charge part only of the underlet premises;
(b)

not underlet the whole of the underlet premises nor part with or share possession or occupation of the whole or any part of them nor grant to third parties rights over them otherwise than by a permitted assignment of the whole of the underlet premises;

(c)	not assign or charge the whole of the underlet premises without obtaining the previous consent of the Landlord under this Lease which shall not be unreasonably withheld or delayed;
(d)	observe and perform the Tenant’s covenants and obligations in this Lease (except the covenant to pay Rents) and the covenants on the part of the undertenant in the underlease;
3.9.10	upon the grant of any underlease:
(a)

to include provisions for the revision of the rent reserved by the underlease in an upward only direction to correspond in time and effect with the provisions for the review of the Basic Rent contained in this Lease;

(b)	not to grant give reserve or take a premium or fine;
(c)	not to grant an underlease otherwise than at the greater of the Market Rent (as defined in clause 7) as at the date of the underlease the Basic Rent reserved by this Lease;
(d)	to include provisions not to underlet the whole or any part of the underlet premises;
(e)	to include such covenants on the part of the sub-tenant as shall secure the due performance and observance of the covenants on the part of the Tenant contained in this Lease;
(f)	to include a condition for re-entry on breach of any covenant by the sub-tenant;
(g)

to obtain the written approval of the Landlord to the form of the underlease such approval not to be unreasonably withheld or delayed where the provisions of such underlease are consistent with the provisions of this Lease.

17390938.1

3.9.11

notwithstanding clause 3.9.3 and subject to the Tenant giving prior written notice to the Landlord of the identity of the company and of the part of the Property affected (if less than the whole) the Tenant may share occupation of the Property with a company within the same group of companies (within the meaning of section 42 of the 1954 Act) as the Tenant:

(a)	for so long only as such company shall remain within such group;
(b)	on terms whereby such company is not given exclusive occupation of the Property or any part thereof and no relationship of landlord and tenant is created; and
(c)	provided that the number of companies in occupation of the Property at no time exceeds three;
(d)	subject to the Tenant promptly notifying the Landlord in writing of the date upon which such sharing of occupation ends;
3.10	Enforcement of underleases
3.10.1	not without the consent of the Landlord to vary the terms or waive the benefit of any covenant on the part of a sub-tenant or any condition contained in any underlease;
3.10.2	to enforce the covenants on the part of the sub-tenant and the conditions contained in any underlease;
3.10.3	not to accept the payment of rent from a sub-tenant otherwise than by regular quarterly (or more frequent) payments in advance;
3.10.4

duly and punctually to exercise all rights to review the rent reserved by any underlease and not to agree with a sub-tenant a reviewed rent without the approval of the Landlord (such approval not to be unreasonably withheld or delayed);

3.10.5	.
3.11	Registration/supply of information
3.11.1

(subject to the Landlord providing completed forms EX1 and EX1A within 10 working days of the date of this Lease together with a cheque for the requisite fee) to submit (or procure that there is submitted) simultaneously with any application to the Land Registry for first registration of the Lease any applications in forms EX1 and EX1A required by the Landlord;

3.11.2	if the Lease should be registered at the Land Registry under the 2002 Act:
(a)	to use its reasonable endeavours to procure that the Tenant is registered at the Land Registry as proprietor of the Lease as soon as reasonably possible; and
(b)	to use its reasonable endeavours to procure that all rights granted or reserved by the Lease are properly noted against the affected titles; and
(c)	to deliver to the Landlord, within ten days of registration, official copies of the registered title evidencing that the Tenant is the registered proprietor of the Lease.
3.11.3

within one month after the execution of any disposition of this Lease or the Property whether by assignment charge transfer or underlease or assignment or surrender of any underlease or upon any transmission by reason of a death or otherwise affecting the Property to produce to and leave with the solicitors for the time being of the Landlord:

(a)	a certified copy of the deed instrument or other document of disposition and on each occasion to pay to such solicitors a reasonable registration fee (not being less than £30 plus VAT);
(b)	a copy of any EPC and Recommendation Report;
3.11.4	to supply the Landlord with any details reasonably required by the Landlord pursuant to section 40 of the 1954 Act.
3.12	User

17390938.1

3.12.1	not to use the Property otherwise than for the Permitted Use;
3.13	Restrictions affecting use

Schedule 1Not to:

3.13.1

erect or install in the Property any machinery whether driven by steam oil or electric energy or otherwise which causes noise fumes or vibration which can be heard smelled or felt outside the Property;

3.13.2

use the Property for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose and not to do in or upon the Property anything which may be or grow to be a nuisance disturbance or inconvenience or cause damage to the Landlord or to the owners tenants and occupiers of any adjoining and neighbouring property;

3.13.3	hold any sales by auction on the Property or use or permit the same to be used for residential purposes or permit livestock of any kind to be kept on the Property;
3.13.4	hold in or on the Property any exhibition public meeting or public entertainment or permit any vocal or instrumental music in the Property so that it can be heard outside the Property;
3.13.5

do or permit or suffer or bring in or upon the Property anything which in the Landlord’s reasonable opinion may impose on the floors ceilings or walls of the Property any excessive weight or strain and not to overload any lifts electrical installations or Conducting Media in the Property;

3.13.6	place leave or install any articles merchandise goods or other things in front of or elsewhere outside the Property;
3.13.7

permit the drains to be obstructed by oil grease or other deleterious matter and in the event of any such obstruction forthwith to make good any damage to the reasonable satisfaction of the Landlord’s Surveyor;

3.13.8	display any flashing lights in the Property that can be seen from outside the Property;
3.14	Advertisements and signs
3.14.1

not to place or display on the exterior of the Property or on the windows or inside the Property so as to be visible from the exterior of the Property any name writing notice sign illuminated sign display of lights placard poster sticker or advertisement other than a suitable sign  of a size and kind first approved by the Landlord showing the Tenant’s trading name and logo without the prior consent of the Landlord, such consent not to be unreasonably withheld or delayed.

3.14.2

if any name writing notice sign placard poster sticker or advertisement shall be placed or displayed in breach of these provisions to permit the Landlord to enter the Property and remove such name writing notice sign placard poster sticker or advertisement and to pay to the Landlord on demand the expense of so doing.

3.15	Acts of Parliament
3.15.1

at all times during the Term at the Tenant’s expense to observe and comply with and do and execute or cause to be done or executed all such works and do all such things as under or by virtue of any Act of Parliament are or shall be directed or necessary to be observed complied with done or executed upon or in respect of the Property or any part thereof or in respect of the user thereof or the employment therein of any person whether by the owner or any occupier;

3.15.2

not to do or permit to be done any act or thing by reason of which the Landlord may under any Act of Parliament incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses.

3.16	Planning/environmental matters
3.16.1	at all times to comply with the provisions and requirements of the Planning Acts and of Environmental Law and not at any time to do or omit anything which would or result in a contravention of them;

17390938.1

3.16.2

not without the consent in writing of the Landlord to make any application under the Planning Acts to any local planning authority for permission to develop (including change of use of) the Property and to indemnify the Landlord against any charges and expenses payable in respect of such application and to reimburse to the Landlord any costs it may properly incur in connection with such consent;

3.16.3

forthwith to give to the Landlord full particulars in writing of the grant of any planning permission and not to implement any planning permission if the Landlord shall make reasonable objection to any of the conditions subject to which it has been granted where such conditions would or would likely to prejudice the Landlord’s interest in the Property or any adjoining Property of the Landlord.

3.17	Notices

Within seven days of receipt of notice of the same to give full particulars to the Landlord of any notice order requisition direction or any other thing whatsoever given made or issued under or by virtue of any statute or regulation relating to planning or otherwise during the Term by a competent authority affecting the Property or any part thereof and also without any delay to take all reasonable steps to comply with any such notice order requisition direction or other thing and also at joint cost of the parties to make or join in making such objections or representations in respect thereof as the Landlord may reasonably require or deem expedient.

3.18	General indemnity

To indemnify the Landlord against all losses costs expenses damages claims proceedings demands and liabilities incurred or sustained by the Landlord as a consequence (whether directly or indirectly) of any breach non-observance or non-performance of any of the Tenant’s covenants herein or of any act neglect or default of the Tenant its sub-tenants or their respective employees agents licensees or invitees.

3.19	Costs

To pay to the Landlord within seven days of written demand on a full indemnity basis all reasonable costs expenses losses and liabilities properly and reasonably incurred by the Landlord as a result of or in connection with:

3.19.1	any breach by the Tenant of its covenants or obligations in this Lease and/or the enforcement or attempted enforcement of those covenants and obligations by the Landlord;
3.19.2

the preparation and service of a notice under section 146 of the Law of Property Act 1925 or incurred in or in contemplation of proceedings under sections 146 or 147 of that Act notwithstanding in any such case that forfeiture is avoided otherwise than by relief granted by the Court;

3.19.3

any application for any consent or approval made under this Lease whether or not such consent or approval shall be granted or refused or the application is withdrawn (unless the consent or approval is unreasonably withheld or delayed by the Landlord in circumstances where the landlord is not unreasonable to withdraw or delay it);

3.19.4

the preparation negotiation and service of all schedules relating to wants of repair to the Property and whether served during or within 3 months of the expiration or sooner determination of the Term (but relating in all cases to such wants of repair which accrued not later than the expiration or sooner determination as aforesaid) and agreeing such schedules with the Tenant.

3.20	Easements and Obstructions
3.20.1

not to stop up darken or obstruct any window or lights belonging to the Property or any other buildings belonging to the Landlord nor permit any new window light opening doorway path passage drain or other restriction encroachment or easement to be made or acquired over against out of or upon the Property;

3.20.2

where any such window light opening doorway path passage drain or other restriction encroachment or easement shall be made or attempted to be made or acquired forthwith to give notice of the circumstances to the Landlord and at the request and cost of the Landlord to adopt such course as may be reasonably required or deemed proper by the Landlord for preventing any such restriction or encroachment or the acquisition of any such easement;

17390938.1

3.20.3	not to assert any claim to light or air over any adjacent or neighbouring land or building.
3.21	Telecommunications
3.21.1

not to erect or permit the erection of any pole or mast or any television or radio aerials on any part of the Property or in or upon the Property without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed);

3.21.2

not to install within the Property or anywhere else in or upon the Property any telecommunications apparatus (within the meaning specified in Schedule 2 to the Telecommunications Act 1984) of a kind in respect of which the Landlord’s rights to require removal of the apparatus is restricted by virtue of paragraph 21 of the Telecommunications Code (as set out in Schedule 2 to the Telecommunications Act 1984).

3.22	To pay VAT

Where by virtue of any of the provisions of this Lease the Tenant is required to pay repay or reimburse to the Landlord or any person or persons any rent premium cost fee charge insurance premium expense or other sum or amount whatsoever in respect of the supply of any goods and/or services by the Landlord or any other person or persons to the Tenant in accordance with the provisions of this Lease to pay in addition by way of additional rent or (as the case may be) to keep the Landlord indemnified against:

3.22.1	the amount of any VAT as and when charged in respect of such supply to the Tenant;
3.22.2

the amount of VAT as and when charged on any other person (or charged to the Landlord in the case of supplies which the Landlord is deemed to make itself) in respect of supplies the cost of which is included in the calculation of the sums which the Tenant is required to pay repay or reimburse to the Landlord save to the extent that such VAT is recoverable by the Landlord and for the avoidance of doubt the Landlord shall not be under a duty to exercise or not exercise any option or right conferred on it by the legislation relating to VAT so as to reduce or avoid any liability to VAT as referred to above.

3.23	Notice boards
3.23.1	to allow the Landlord or its agents to enter upon the Property at any reasonable time:
(a)	during the six months immediately preceding the determination of the Term to fix upon any reasonable part of the Property a notice board for reletting the Property;
(b)	during the Term to fix on any reasonable part of the Property a notice board for the sale of the Landlord’s reversionary interest;

and not to remove or obscure any such notice board.

3.23.2	on reasonable prior notice to permit all persons authorised by the Landlord or its agents to view the Property at reasonable hours without interruption in connection with any such re-letting or sale.
3.24	Yield up
3.24.1	at the expiration or earlier determination of the Term or at such later time as the Landlord recovers possession of the Property from the Tenant:
(a)

quietly to yield up the Property (together with all additions and improvements to the Property and all fixtures which during the Term may be fixed or fastened to or upon the Property other than tenant’s fixtures removable by the Tenant) decorated repaired cleaned and kept in accordance with the Tenant’s covenants contained in this Lease;

(b)

if so requested by the Landlord to remove from the Property all the Tenant’s belongings that is to say trade fixtures and fittings and all notices notice boards and signs bearing the name of or otherwise relating to the Tenant (including in this context any persons deriving title to the Property under the Tenant) or its business and to make good to the reasonable satisfaction of the Landlord all damage to the Property resulting from such removal.

3.24.2	at the expiration or earlier determination of the Term:

17390938.1

(a)	to deliver to the Landlord the original Lease and all other title deeds and documents relating to the Property; and
(b)	to execute such document as the Landlord shall reasonably require in order to cancel any entry or title relating to the Lease at the Land Registry;
(c)	to deliver to the Landlord any EPC relating to the Property together with details of the reference number of such EPC (if not apparent from the copy).
3.25	New guarantor

To notify the Landlord within twenty eight days of any of the following events:

3.25.1

if any Guarantor being an individual (or if individuals any one of them) shall become bankrupt or shall make any assignment for the benefit of or enter into any arrangement with its creditors either by composition or otherwise or suffer execution to be levied on its goods or have a receiver appointed under the Mental Health Act 1983;

3.25.2	if any Guarantor being an individual (or if individuals any one of them) shall die;
3.25.3

if any Guarantor being a body corporate (or if bodies corporate any one of them) has a winding up order made in respect of it other than a members’ voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction approved by the Landlord (such approval not to be unreasonably withheld or delayed) or has a receiver administrator or an administrative receiver appointed of it or any of its assets or suffers execution to be levied on its goods or is dissolved or struck off the Register of Companies or (being a body corporate incorporated outside England and Wales) is dissolved or ceases to exist under the laws of its country or state of incorporation;

and if the Landlord so requires then at the Tenant’s expense within twenty eight days of such requirement to procure that some other person or persons or body or bodies corporate reasonably acceptable to the Landlord shall execute a guarantee in the terms of clause 8 with such amendments as the Landlord shall reasonably require in the circumstances.

3.26	Energy performance certificates
3.26.1

to allow the Landlord and/or any person authorised by it to have such access to the Property and to all documentation data and information in the Tenant’s possession or under its control reasonably required in order to:

(a)	prepare an EPC and Recommendation Report for the Property;
(b)

comply with any duty imposed upon the Landlord under the EPB Regulations and the Tenant will co-operate with the Landlord and any persons so authorised so far as is reasonably necessary to enable them to carry out such functions;

3.26.2	to use reasonable endeavours to procure that the terms of appointment of any Energy Assessor engaged by it to issue an EPC and/or Recommendation Report for the Property provide that the Energy Assessor must carry out the energy assessment for the Property with reasonable care and skill;

3.26.3

except as required by law not to commission an EPC for the Property without the Landlord’s consent (such consent not to be unreasonably withheld or delayed).  If a valid EPC for the Property is held by the Landlord at the written request of the Tenant the Landlord shall provide the Tenant with a copy of any EPC held by the Landlord.

3.26.4

either party will provide the other with a copy of any EPC obtained pursuant to clause 3.26 together with details of the reference number (if not apparent from the copy) within 7 days of the later of its receipt of the copy EPC;

4.	Provisos

The parties AGREE to the following provisos:

4.1	Event of incapacity

17390938.1

For the purposes of this Lease an Event of Incapacity means (by reference to the Insolvency Act 1986 (the “1986 Act”) and the Insolvent Partnerships Order 1994 (the “1994 Order”):

4.1.1	in relation to a company that:
(a)

it summons a meeting of its creditors or a proposal is made for a voluntary arrangement under Part I of the 1986 Act or it enters into a scheme of arrangement with its creditors in satisfaction or composition of its debts; or

(b)	an application for an administration order is made or notice of appointment of an administrator is filed at court; or
(c)	a receiver or manager (including an administrative receiver) is appointed whether under Part III of the 1986 Act or under the Law of Property Act 1925 or otherwise; or
(d)

a resolution or determination to wind-up is passed or made or a provisional liquidator is appointed or a winding-up order is made under Part IV of the 1986 Act (save that in the case of a voluntary winding-up solely for the purpose of amalgamation or reconstruction if the Tenant can first demonstrate to the satisfaction of the Landlord that the covenant of the company will be as strong after as it was before the reconstruction or amalgamation then provided that such turns out to be the case no Event of Incapacity will have taken place); or

(e)	a proposal is made for a scheme of arrangement under Section 425 of the Companies Act 1985 (Part 26 of the Companies Act 2006); or
(f)	it is the subject of a successful notice issued to strike-off the Register at Companies House.
4.1.2	in relation to an individual that:
(a)	an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the 1986 Act; or
(b)	a bankruptcy petition is presented to the Court or the circumstances of the individual are such that a bankruptcy petition could be presented under Part IX of the 1986 Act; or
(c)	the individual enters into a deed of arrangement or composition with his creditors; or
(d)	a receiver is appointed under the Mental Health Act 1983 or the individual becomes incapable of managing his affairs; or
(e)	the individual dies.
4.1.3	in relation to a partnership that:
(a)	it enters into a voluntary arrangement under Part II of the 1994 Order; or
(b)	an application for an administration order is made or notice of appointment of an administrator is filed at court; or
(c)	a petition is presented for winding-up as an unregistered company under Parts IV or V of the 1994 Order.
4.2	Re-entry

The Landlord may re-enter the Property (or any part in the name of the whole) at any time in any of the following circumstances:

4.2.1	the whole or any part of the Rents shall be unpaid for twenty one days after becoming due (whether or not formally demanded); or
4.2.2	there is a breach by the Tenant or the Guarantor of any of the terms of this Lease; or
4.2.3	either the Tenant or the Guarantor suffers an Event of Incapacity; or
4.2.4	the Tenant suffers execution to be levied on its goods;

and upon such entry the Term shall absolutely cease and determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach of any of the covenants herein contained.

17390938.1

4.3	Disputes

If any dispute or disagreement shall at any time arise between the Tenant and the tenants and occupiers of any adjoining or contiguous premises belonging to the Landlord relating to the Conducting Media serving the Property or any adjoining or contiguous premises or any easements or privileges whatsoever affecting or relating to the Property or any adjoining or contiguous premises the dispute or disagreement shall from time to time be settled and determined by the Landlord or the Landlord’s Surveyor to which determination the Tenant shall from time to time submit.

4.4	Exclusion of liability

The Landlord shall not be liable in respect of any breach of a landlord covenant of this Lease occurring at a time when the Landlord is not entitled to the reversion immediately expectant upon the determination of the Term.

4.5	Tenant’s effects

If at such time as the Tenant has vacated the Property after the determination of the Term any property of the Tenant shall remain in or on the Property and the Tenant shall fail to remove the same within 14 days after being requested by the Landlord so to do by a notice to that effect then the Landlord may as the agent of the Tenant sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant provided that the Tenant hereby indemnifies the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause 4.5.

4.6	Notices
4.6.1

a notice under this Lease must be in writing and (unless the receiving party or its authorised agent acknowledges receipt) is valid if and only if it is given by hand sent by registered post or recorded delivery or sent by fax (provided that in the case of a fax a confirmatory copy is on the same day given by hand or sent by registered post or recorded delivery) and it is served:

(a)	where the receiving party is a company incorporated within England and Wales at its registered office;
(b)	where the receiving party is the Tenant and the Tenant is not such a company at the Property;
(c)

where the receiving party is the Landlord or the Guarantor and that party is not such a company at that party’s address shown in this Lease or at any address specified in a notice given by that party to the other parties.

4.6.2

unless it is returned through the postal system undelivered a notice sent by registered post or recorded delivery is to be treated as served on the first working day after posting whenever and whether or not it is received;

4.6.3

a notice sent by fax is to be treated as served on the day upon which it is sent or where the fax is sent after 4 pm or on a day that is not a working day then on the next working day whenever and whether or not it or the confirmatory copy is received unless the confirmatory copy is returned through the post or by hand undelivered;

4.6.4	the term “working day” means a day when the United Kingdom clearing banks are open for business in the City of London;
4.6.5	if the receiving party consists of more than one person then a notice to one of them is notice to all.
4.7	Waiver

The demand for and/or acceptance of rent by the Landlord or its agents shall not constitute a waiver of any breach of the covenants on the part of the Tenant herein contained or of the Landlord’s remedies for the non-performance or non-observance thereof.

4.8	No warranty

17390938.1

Nothing herein contained or implied shall be taken to be a warranty or representation as to the purpose for which the Property may lawfully be used.

4.9	Jurisdiction

This Lease is and shall be governed by and construed in all respects in accordance with the laws of England.

4.10	Party walls

Any walls dividing the Property from any adjoining buildings or premises shall be deemed to be party walls and shall be repaired and maintained accordingly.

4.11	Third parties

Save as expressly provided, none of the provisions of this Lease are intended to or will operate to confer any benefit (pursuant to the Contracts (Rights of Third Parties) Act 1999) on a person who is not named as a party to this Lease.

4.12	Declaration

This Lease does not operate to create or convey any easements rights or privileges over any adjacent or neighbouring land or buildings other than those expressly set out in schedule 2.

5.	Landlord’s covenants

The Landlord COVENANTS with the Tenant as follows:

5.1	Quiet enjoyment

That the Tenant paying the Rents and performing the Tenant’s covenants reserved by and contained in this Lease may lawfully and peaceably enjoy the Property throughout the Term without any lawful suit eviction or interruption by the Landlord or by any person lawfully claiming through under or in trust for the Landlord.

5.2	The Landlord shall indemnify the Tenant in accordance with Clause 15.2 of the Previous Lease
6.	Insurance
6.1	Landlord’s obligations

The Landlord COVENANTS with the Tenant as follows:

6.1.1

save to the extent that any insurance shall be vitiated by any act neglect default or omission of the Tenant or any sub-tenant or their respective employees agents licensees or invitees to insure or cause to be insured:

(a)

the Property against loss or damage by the Insured Risks and such other risks against which the Landlord may from time to time reasonably deem appropriate to insure in a sum equal to the likely cost of completely rebuilding reinstating and replacing the same (taking into account estimated increases in building costs) including the cost of demolition shoring removal of debris and other expenses and a proper provision for professional fees in respect of rebuilding and reinstating together in each case with VAT;

(b)

the loss of Basic Rent from time to time (having regard to any review of the Basic Rent which may become due under this Lease) for three years or such longer period as the Landlord may from time to time reasonably consider to be sufficient for the purposes of planning and carrying out such reinstatement;

(c)	the public liability of the Landlord arising out of or in connection with any matter involving or relating to the Property.
6.1.2	at the reasonable request of the Tenant to produce evidence of such insurance and of the payment of the last premium;
6.1.3	The Landlord shall procure that the interest of the Tenant is noted or endorsed on the policy of insurance and shall notify the Tenant of any material charge in the risks covered by the policy.
6.1.4	when lawful to do so to expend all monies received (other than in respect of rent and fees) by virtue of any such insurance towards reinstating so far as practicable the Property after the destruction

17390938.1

thereof or any damage thereto provided that the Landlord has used all reasonable endeavours  if reinstatement as aforesaid shall not be permitted or possible or shall be frustrated then the Landlord may determine this Lease by giving to the Tenant at any time after it becomes established that such reinstatement is not permitted or possible or is frustrated not less than one month’s notice in writing and upon the expiry of such notice the Term will immediately cease and determine but without prejudice to any antecedent claim of the parties arising under this Lease and still subsisting at the date of such expiry and any obligation on the Landlord to reinstate the Property shall cease and all money payable under any insurance effected pursuant to clause 6.1.1 shall belong and be paid to the Landlord absolutely.

6.2	Tenant’s obligations

The Tenant COVENANTS with the Landlord as follows:

6.2.1	to pay to the Landlord on demand:
(a)

all premiums from time to time paid by the Landlord for insuring the Property against loss or damage by the Insured Risks and insuring the public liability of the Landlord in accordance with clauses 6.1.1(a) and 6.1.1(c);

(b)	all premiums from time to time paid by the Landlord for insuring the loss of the Basic Rent under clause 6.1.1(b);
(c)	any excess deducted by insurers in respect of any claim relating to the Property;
(d)	the reasonable cost of any professional valuation of the Property which may at any time be required by the Landlord in connection with the insurance of the Property;
6.2.2

save as required by clause 6.2.7 not to effect any separate insurance of the Property against loss or damage by any of the Insured Risks but if the Tenant shall become entitled to the benefit of any insurance on the Property then the Tenant shall apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received;

6.2.3

not to carry on upon the Property any trade or business or occupation in any manner nor do any other thing which in the reasonable opinion of the Landlord may make void or voidable any policy for the insurance of the Property or any adjoining or neighbouring property against any risk for the time being required by the Landlord to be covered or render any increased or extra premium to be payable for such insurance (without in the latter event first having paid every such increase or extra premium) and to pay to the Landlord on demand any increased premium payable in respect of the Property or any adjoining or neighbouring premises arising by reason of the Property being unoccupied;

6.2.4	to comply with the lawful requirements of the Landlord’s insurers in respect of the Property;
6.2.5

in the event of the Property or any part thereof being destroyed or damaged by any peril whatsoever to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant stating whether and to what extent such destruction or damage was brought about directly or indirectly by any of the Insured Risks;

6.2.6

in the event of the Property or any part thereof or any adjoining or neighbouring property of the Landlord or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any such insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or any sub-tenant or their respective employees agents licensees or invitees then and in every such case to pay forthwith to the Landlord the whole or (as the case may be) the irrecoverable portion of the cost (including professional and other fees and VAT) of completely rebuilding and reinstating the same;

6.2.7

to insure and keep insured in the joint names of the Landlord and the Tenant all the plate glass (if any) forming part of the Property against breakage or damage for a sum not less than the full reinstatement value thereof for the time being and whenever reasonably required by the Landlord to produce the said policy of insurance or a copy thereof and the receipt for the current year’s

17390938.1

premium and to forthwith lay out all monies received under such insurance and such other money as may be necessary in reinstating the glass with glass of the same quality and thickness;
6.2.8

to keep the Property supplied with such fire fighting equipment as the insurers and/or the competent fire authority may reasonably require and to maintain such equipment to the satisfaction of all such persons;

6.2.9

not to store inflammable or explosive substances or goods at the Property or obstruct the access to any fire equipment or the means of escape from or over the Property and in the event of anything happening which might affect any insurance policy relating to the Property give notice forthwith to the Landlord.

6.3	Rent suspension

If the Property or any part thereof shall be destroyed or damaged by any Insured Risk so as to be unfit for occupation or use or inaccessible then save to the extent that the insurance of the Property shall have been vitiated by any act neglect default or omission of the Tenant or any sub-tenant or their respective employees agents licensees or invitees the Basic Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Property shall have been made fit for occupation and use and accessible or (if earlier) until the moneys received by the Landlord in respect of loss of rent insurance shall have been exhausted and any dispute with reference to this proviso shall be referred to a single arbitrator to be appointed in default of agreement upon the application of either the Landlord or the Tenant by the President for the time being of the Royal Institution of Chartered Surveyors under the Arbitration Act 1996.

6.4	Commissions

All monies paid by the Tenant under clause 6.2.1 shall be paid without deduction of any agency or other commission paid or allowed to the Landlord in respect thereof or otherwise which the Landlord shall be entitled to retain for the Landlord’s own benefit free of any obligation to bring the same into account under this Lease.

6.5	Termination of lease

If at any time during the Term the Property shall be destroyed or damaged so as to be unfit for occupation or use or inaccessible and if the reinstatement of the Property shall not have been completed so as to render the Property fit for occupation and use or accessible after the expiration of two years and nine months from the date of such destruction or damage then either the Landlord or the Tenant may at any time after the expiration of such period give to the other three months’ written notice of termination and on the expiry of such notice (provided that the Property are still not fit for occupation and use or accessible) this Lease will determine without prejudice to the rights of the parties under this Lease in respect of any antecedent breach of any of the covenants and conditions herein contained and any obligation on the Landlord to reinstate the Property shall cease and all insurance monies under any insurance effected pursuant to clause 6.1 shall belong and be paid to the Landlord absolutely.

7.	Rent review
7.1	Definitions

Schedule 2Base RPI Month: [       ].

Schedule 3Base Rent: rent of £300,000 per annum.

Schedule 4Interest Rate: the base rate from time to time of Barclays Bank plc, or if that base rate stops being used or published then at a comparable commercial rate reasonably determined by the Landlord.

Schedule 5RPI: the Retail Prices Index or any official index replacing it.

Schedule 6Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Schedule 7Review Date: On the 5th and 10th anniversary of the term.

17390938.1

7.2	Review of the Basic Rent
7.3

In this clause, the President is the President for the time being of the Royal Institution of Chartered Surveyors or a person acting on his behalf (President), and the Surveyor is the independent valuer appointed pursuant to clause 7.6 (Surveyor).

7.4	The Basic Rent shall be reviewed on each Review Date to equal the higher of:
7.4.1	the Basic Rent payable immediately before the relevant Review Date (or which would then be payable but for any abatement or suspension of the Basic Rent or restriction on the right to collect it); or
7.4.2	the open market rent agreed or determined pursuant to this clause; or
7.4.3	the indexed rent determined pursuant to this clause.
7.5	Index Rent Review
7.5.1

The indexed rent for a Review Date shall be determined by multiplying the Base Rent by the index value of the RPI for the month before the month in which that Review Date falls, then dividing the product by the index value of the RPI for the Base RPI Month.

7.5.2	The Landlord shall calculate the indexed rent as soon as reasonably practicable and shall give the Tenant written notice of the indexed rent as soon as it has been calculated.
7.5.3

If the revised Basic Rent has not been calculated by the Landlord and notified to the Tenant on or before a Review Date, the Basic Rent payable from that Review Date shall continue at the rate payable immediately before that Review Date. On the date the revised Basic Rent is notified by the Landlord to the Tenant, the Tenant shall pay:

(a)

the shortfall (if any) between the amount that it has paid for the period from the Review Date until the Rent Payment Date following the date of notification of the revised Basic Rent and the amount that would have been payable had the revised Basic Rent been notified on or before that Review Date; and

(b)

interest at the Interest Rate on that shortfall calculated on a daily basis by reference to the Rent Payment Dates on which parts of the shortfall would have been payable if the revised Basic Rent had been notified on or before that Review Date and the date payment is received by the Landlord.

7.5.4	Time shall not be of the essence for the purposes of this clause.
7.5.5

Subject to clause 7.5.6, if there is any change to the methods used to compile the RPI, including any change to the items from which the RPI is compiled, or if the reference base used to compile the RPI changes, the calculation of the indexed rent shall be made taking into account the effect of this change.

7.5.6	The Landlord and the Tenant shall endeavour, within a reasonable time, to agree an alternative mechanism for setting the Basic Rent if either:
(a)

the Landlord or the Tenant reasonably believes that any change referred to in clause 7.5.5 would fundamentally alter the calculation of the indexed rent in accordance with this clause 7, and has given notice to the other party of this belief; or

(b)	it becomes impossible or impracticable to calculate the indexed rent in accordance with this clause 7.

This alternative mechanism may (where reasonable) include, or consist of, substituting an alternative index for the RPI. In default of agreement between the Landlord and the Tenant on an alternative mechanism for setting the Basic Rent, the Surveyor shall determine an alternative mechanism.

7.5.7	The Surveyor shall determine a question, dispute or disagreement that arises between the parties in the following circumstances:

17390938.1

(a)	where any question or dispute arises between the parties as to the amount of the Basic Rent payable or as to the interpretation, application or effect of any part of this clause 7; or
(b)	where the Landlord and the Tenant fail to reach agreement under clause 7.5.6.

The Surveyor shall have full power to determine the question, dispute or disagreement, , his jurisdiction to determine the question, dispute or disagreement referred to him or his terms of reference]. When determining such a question, dispute or disagreement, the Surveyor may, if he considers it appropriate, specify that an alternative mechanism for setting the Basic Rent should apply to this lease, and this includes (but is not limited to) substituting an alternative index for the RPI.

7.6	Open Market Rent
7.6.1	The open market rent may be agreed between the Landlord and the Tenant at any time before it is determined by the Surveyor.
7.6.2

If the open market rent is determined by the Surveyor, it shall be the amount that the Surveyor determines is the best annual rent (exclusive of any VAT) at which the Property could reasonably be expected to be let:

(a)	in the open market;
(b)	at the relevant Review Date;
(c)	on the assumptions listed in clause 7.6.3; and
(d)	disregarding the matters listed in clause 7.6.4.
7.6.3	The assumptions are:
(a)	the Property is available to let in the open market:
(i)	by a willing lessor to a willing lessee;
(ii)	as a whole;
(iii)	with vacant possession;
(iv)	without a fine or a premium;
(v)	for a term equal to the unexpired residue of the Contractual Term at the relevant Review Date or a term of 5 years commencing on the relevant Review Date, if longer; and
(vi)	otherwise on the terms of this lease other than as to the amount of the Basic Rent but including the provisions for review of the Basic Rent;
(b)

the Property may lawfully be used, and is in a physical state to enable it to be lawfully used, by the willing lessee (or any potential undertenant or assignee of the willing lessee) for any purpose permitted by this lease;

(c)	the Tenant has fully complied with its obligations in this lease;
(d)	if the Property, or any means of access to it or any Service Media serving the Property, has been destroyed or damaged, it has been fully restored;
(e)	no work has been carried out on the Property that has diminished its rental value other than work carried out in compliance with clause 3.5;
(f)

the willing lessee and its potential assignees and undertenants shall not be disadvantaged by any actual or potential exercise of an option to tax under Part 1 of Schedule 10 to the VATA 1994 in relation to the Property.

7.6.4	The matters to be disregarded are:
(a)	any effect on rent of the fact that the Tenant or any authorised undertenant has been in occupation of the Property;

17390938.1

(b)	any goodwill attached to the Property by reason of any business carried out there by the Tenant or by any authorised undertenant or by any of their predecessors in business;
(c)

save in relation to the works to be undertaken pursuant to the Licence to Carry out Work any effect on rent attributable to any physical improvement to the Property carried out before or after the date of this lease, by or at the expense of the Tenant or any authorised undertenant with all necessary consents, approvals and authorisations and not pursuant to an obligation to the Landlord (other than an obligation to comply with any law);

(d)	any effect on rent of any obligation on the Tenant to reinstate the Property to the condition or design it was in before any alterations or improvements were carried out; and
(e)	any statutory restriction on rents or the right to recover them.

7.7

The Surveyor shall be an independent valuer who is a Member or Fellow of the Royal Institution of Chartered Surveyors. The Landlord and the Tenant may, by agreement, appoint the Surveyor at any time before either of them applies to the President for the Surveyor to be appointed.

7.8	The Surveyor shall act as an arbitrator in accordance with The Arbitration Act 1996. The Surveyor's decision shall be given in writing, and the Surveyor shall provide reasons for any determination.
7.9

The Surveyor shall give the Landlord and the Tenant an opportunity to make written representations to the Surveyor and to make written counter-representations commenting on the representations of the other party to the Surveyor. The parties will provide (or procure that others provide) the Surveyor with such assistance and documents as the Surveyor reasonably requires for the purpose of reaching a decision.

7.10	Either the Landlord or the Tenant may apply to the President to discharge the Surveyor if the Surveyor:
7.10.1	dies;
7.10.2	becomes unwilling or incapable of acting; or
7.10.3	unreasonably delays in making any determination.

Schedule 8Clause 7.7 shall then apply in relation to the appointment of a replacement.

7.11

The fees and expenses of the Surveyor and the cost of the Surveyor's appointment and any counsel's fees, or other fees, reasonably incurred by the Surveyor shall be payable by the Landlord and the Tenant in the proportions that the Surveyor directs (or if the Surveyor makes no direction, then equally). If either the Landlord or the Tenant does not pay its part of the Surveyor's fees and expenses within ten working days after demand by the Surveyor then:

7.11.1	the other party may pay instead; and
7.11.2	the amount so paid shall be a debt of the party that should have paid due and payable on demand to the party that actually made the payment.
7.11.3	The Landlord and the Tenant shall otherwise each bear their own costs in connection with the rent review
7.12

Immediately after agreement or determination of the revised Basic Rent a memorandum as to its amount shall forthwith be signed by the Landlord and the Tenant and the parties will bear their own costs of doing this.

8.	Guarantor provisions
8.1	Guarantee only

The Guarantor in consideration of the demise hereinbefore contained being made by the Landlord at the instance and request of the Guarantor covenants with and guarantees to the Landlord that the Tenant will pay the Rents and perform and observe all the covenants and obligations on the Tenant’s part contained in this Lease (the “Tenant’s Obligations”) and that the Guarantor will pay and make good to the Landlord on demand all losses costs and expenses sustained by the Landlord through the default of the Tenant in observing or performing the Tenant’s Obligations.

17390938.1

8.2	No release of liability

Until the end of the term, or until the Tenant is released from the tenant covenants of this lease by virtue of the Landlord and Tenant (Covenants) Act 1995, if earlier the liability of the Guarantor will continue notwithstanding (and will not be discharged in whole or in part by):

8.2.1	any forbearance by the Landlord to enforce against the Tenant the tenant’s covenants in this Lease;
8.2.2

the giving of time or other concessions or the taking or holding of or varying realising releasing or not enforcing any other security for the liabilities of the Tenant or any refusal by the Landlord to accept any Rents tendered by or on behalf of the Tenant at a time when the Landlord is entitled (or will after the service of a notice under section 146 of the Law of Property Act 1925 be entitled) to re-enter the Property;

8.2.3	any legal limitation or incapacity relating to the Tenant;
8.2.4	the invalidity or unenforceability of any of the obligations of the Tenant;
8.2.5	the Tenant ceasing to exist;
8.2.6	the giving and subsequent withdrawal of any notice to determine this Lease;
8.2.7	any increase or reduction in the extent of the Property or in the rent payable under this Lease or any other variation to this Lease;
8.2.8

the surrender of part of the Property in which event the liability of the Guarantor under this Lease is to continue in respect of the part of the Property not surrendered after making any necessary apportionments under section 140 of the Law of Property Act 1925;

8.2.9	the disclaimer of this Lease;
8.2.10	any other act or omission of the Landlord or any other circumstances which but for this clause 8.2 would discharge the Guarantor.
8.3	Guarantor to accept new lease

Except in relation to the Guarantor (here meaning Esterline Technologies Corporation only) where there shall be no requirement to accept a new lease:

8.3.1	the Guarantor shall if required by the Landlord in writing within the period beginning on the day of:
(a)	a disclaimer of this Lease; or
(b)	a forfeiture of this Lease.

and expiring three months after the Landlord has been notified in writing by the Tenant or the Guarantor of the disclaimer or forfeiture accept a lease of the Property for the residue of the contractual term unexpired at and with effect from the date of the disclaimer or forfeiture at the same yearly rent as then reserved by this Lease (reviewable at the same times as the yearly rent would have been reviewable under this Lease had there been no disclaimer or forfeiture) and subject to all of the other terms of this Lease.

8.3.2

the Guarantor will on execution of the new lease pay the Rents for the period from the date of the disclaimer or forfeiture to the quarter day following the date of the new lease and the costs of and incidental to the new lease and will execute and deliver to the Landlord a counterpart of it.

8.4	Security taken by guarantor
8.4.1	until the Tenant’s Obligations have been paid and performed in full the Guarantor shall not without the Landlord’s prior written consent exercise any rights:
(a)	of subrogation or indemnity in respect of the Tenant’s Obligations;
(b)	to take the benefit of share in or enforce any security or other guarantee or indemnity for the Tenant’s Obligations;
(c)	to prove in the bankruptcy or liquidation of the Tenant in competition with the Landlord.

17390938.1

IN WITNESS whereof the parties hereto have executed this as a deed the day and year first before written

Schedule 1

17390938.1

Description of the Property

Being all of the land and buildings within:

Unit 4 Eastbrook Road, Gloucester GL4 3DB (title number GR73474)

Unit 5 Eastbrook Road, Gloucester GL4 3DB (title number GR34794)

Former Eastbrook Centre, Eastbrook Road, Gloucester GL4 3DB (title number GR344523)

Schedule 2

17390938.1

Rights Granted

1.

The right of free passage and running of water soil gas electricity telephone and other services in and through all Conducting Media now or at any time during the Term in or over passing through or under any adjacent or neighbouring land or building of the Landlord and serving the Property so far as necessary for the enjoyment of the Property and in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto.

Schedule 3

17390938.1

Rights Reserved

1.

The free passage and running of water soil gas electricity telephone and other services coming from or passing to any other land or building in and through all Conducting Media now or at any time during the Term in or over passing through or under the Property or serving the same and the right to maintain alter or divert the same and to connect thereto.

2.

The right for the Landlord and the Landlord’s Surveyor and the Landlord’s agents workmen and others and the tenants and occupiers of any adjacent or neighbouring land or building at all times and from time to time upon reasonable notice (save in case of emergency) to enter into and upon the Property and all parts thereof for the purposes of inspecting and executing repairs or alterations to any adjacent or neighbouring land or building.

3.

The right of support and shelter and all rights of light air and other easements and rights now or hereafter belonging to or enjoyed by any adjacent or neighbouring land or building from or over the Property.

4.

The right to build or rebuild or alter or permit or suffer to be built or rebuilt or altered any adjacent or neighbouring land or building in any manner whatsoever and to let the same for any purposes or otherwise deal therewith provided that it does not materially affect the Tenant’s or other permitted occupier’s use of the Property for the Permitted Use.

5.	The right for the Landlord and those authorised by the Landlord to enter upon the Property for the purposes and in the manner mentioned in this Lease.
6.

The right for the Landlord and those authorised by the Landlord to enter the Property to carry out any assessment or inspection necessary for the preparation or production of an EPC in relation to the Property or any part thereof.

Schedule 4

17390938.1

Authorised Guarantee Agreement

DATE20[●]

BETWEEN:

1.	[●] (Company number [●]) whose registered office is at [●] (the Former Tenant)
2.	[●] (Company number [●]) whose registered office is at [●] (the Landlord) and

3.	Definitions and interpretation
3.1	In this deed the following expressions shall have the following meanings:

Assignee

[The proposed assignee] and (where there is an assignment of the Lease to which section 11 of the 1995 Act applies) its successors-in-title;

Property

the premises demised by and more particularly described in the Lease;

Lease

a lease of the Property dated [●] and made between (1) [●] and (2) [●] and includes any deed of variation licence consent or other document supplemental to or associated with the Lease by which the Tenant is bound whether presently existing or not;

1995 Act

the Landlord and Tenant (Covenants) Act 1995;

Secured Obligations

the obligation to pay all sums from time to time due or expressed to be due to the Landlord from the Assignee under the Lease and to perform all other obligations which from time to time are or are expressed to be obligations of the Assignee under the Lease;

Term

the term granted by the Lease and any period of holding over or continuation or extension thereof whether by statute or common law.

3.2	In this deed unless the context otherwise requires:
3.2.1	references to the singular include the plural and vice versa any reference to a person includes a reference to a body corporate and words importing any gender include every gender;
3.2.2	references to numbered clauses are references to the relevant clause in this deed.
3.3	The clause headings do not form part of this deed and are not to be taken into account when construing it.
4.	Guarantee
4.1	This guarantee [is given pursuant to a provision in the Lease requiring it to be given and] is an authorised guarantee agreement for the purposes of section 16 of the 1995 Act.
4.2

The Former Tenant unconditionally and irrevocably covenants with and guarantees to the Landlord that the Assignee will throughout the Term and until the Assignee lawfully assigns the Lease pay and perform the Secured Obligations on the dates and in the manner required by the Lease.

4.3

The Former Tenant shall upon being requested to do so by the Landlord enter into any deed of variation licence consent or other document to which in each case the Assignee is a party and which is in each case supplemental to the Lease for the purpose of acknowledging that the Former Tenant’s liabilities under this deed extend to it.

17390938.1

4.4

The guarantee and covenant contained in paragraph [2.2] shall impose on the Former Tenant the same liability as if the Former Tenant were the principal debtor in respect of the Assignee’s obligations under the Lease and that liability shall continue notwithstanding (and will not be discharged in whole or in part by):

4.4.1	any forbearance by the Landlord to enforce against the Assignee the tenant’s covenants in the Lease;
4.4.2

the giving of time or other concessions or the taking or holding of or varying realising releasing or not enforcing any other security for the liabilities of the Assignee or any refusal by the Landlord to accept any rents tendered by or on behalf of the Assignee at a time when the Landlord is entitled (or will after the service of a notice under section 146 of the Law of Property Act 1925 be entitled) to re-enter the Property;

4.4.3	any legal limitation or incapacity relating to the Assignee;
4.4.4	the invalidity or unenforceability of any of the obligations of the Assignee;
4.4.5	the Assignee ceasing to exist;
4.4.6	the giving and subsequent withdrawal of any notice to determine the Lease;
4.4.7	any increase or reduction in the extent of the Property or in the rent payable under the Lease or any other variation to the Lease;
4.4.8

the surrender of part of the Property in which event the liability of the Former Tenant under this deed is to continue in respect of the part of the Property not surrendered after making any necessary apportionments under section 140 of the Law of Property Act 1925;

4.4.9	the disclaimer of the Lease.

Schedule 9and for the purposes of this paragraph [2] the Assignee shall be deemed liable to continue to pay and perform the Secured Obligations notwithstanding any of the above matters and any money expressed to be payable by the Assignee which may not be recoverable for any such reason shall be recoverable by the Landlord from the Former Tenant as principal debtor.

5.	New Lease
5.1	The Former Tenant shall if required by the Landlord in writing within the period beginning on the day of:
5.1.1	a disclaimer of the Lease; or
5.1.2	a forfeiture of the Lease.

and expiring three months after the Landlord has been notified in writing by the Former Tenant or the Assignee of the disclaimer or forfeiture accept a lease of the Property for the residue of the contractual term unexpired at and with effect from the date of the disclaimer or forfeiture at the same yearly rent as then reserved by the Lease (reviewable at the same times as the yearly rent would have been reviewable under the Lease had there been no disclaimer or forfeiture) and subject to all of the other terms of the Lease.

5.2

The Former Tenant will on execution of the new lease pay rent and other sums payable under the Lease for the period from the date of the disclaimer or forfeiture to the quarter day following the date of the new lease and the costs of and incidental to the new lease and will execute and deliver to the Landlord a counterpart of it.

5.3	If the Landlord requires more than one person to take a new lease those persons shall take that new lease as joint tenants.
5.4

The Former Tenant will indemnify and keep indemnified the Landlord on a full indemnity basis against all solicitors costs and disbursements and also surveyors fees incurred by the Landlord in connection with the grant of such lease.

6.	Security taken by Former Tenant
6.1	Until the Secured Obligations have been paid and performed in full the Former Tenant shall not without the Landlord’s prior written consent exercise any rights:
6.1.1	of subrogation or indemnity in respect of the Secured Obligations;

17390938.1

6.1.2	to take the benefit of share in or enforce any security or other guarantee or indemnity for the Secured Obligations;
6.1.3	to prove in the bankruptcy or liquidation of the Assignee in competition with the Landlord.
6.1.4	ofsecurity from the Assignee and will not do so.
6.2

Any security taken by the Former Tenant in breach of paragraph 7.1.4 and all money at any time received in respect of it shall be held in trust for the Landlord as security for the liability of the Former Tenant under this deed.

7.	Limitation on Former Tenant’s liability
7.1

To the extent that this deed purports to impose on the Former Tenant any liability for anything in respect of which the Assignee is released from liability by the provisions of the 1995 Act the relevant provision of this deed shall (to that extent only) be void but without prejudice to:

7.2	The enforceability of that provision except to that extent; or
7.3	The enforceability of any other provision of this deed.
8.	Joint and Several Guarantors
8.1

The liability of the Former Tenant under this deed shall be the joint and several liability of all parties who have executed this deed as Former Tenant and all other parties who from time to time guarantee the Assignee’s obligations to the Landlord and any demand for payment by the Landlord on any one or more of such persons jointly and severally liable shall be deemed to be a demand made on all such persons.

8.2

Each person who has executed this deed as Former Tenant or on whose behalf this deed has been so executed agrees to be bound by this deed notwithstanding that the other person intended to execute or be bound by this deed may not do so or may not be effectually bound and notwithstanding that this deed may be determined or become invalid or unenforceable against any other person whether or not the deficiency is known to the Landlord.

[Executed by the parties as a deed]

Schedule 5

17390938.1

EXECUTION CLAUSES

EXECUTED and DELIVERED as a DEED by SHELDON FRIENDLY SOCIETY acting by two trustees:	....................................................... Trustee ....................................................... Trustee

EXECUTED and DELIVERED as a DEED by DARCHEM ENGINEERING LIMITED acting by a director in the presence of:	……………………………………… Director
Witness Signature Witness Name Address Occupation

…...................................................

…...................................................

…...................................................

…...................................................

…..................................................

…...................................................

EXECUTED and DELIVERED as a DEED by ESTERLINE TECHNOLOGIES CORPORATION	[Please insert execution clause]

17390938.1

Annex C.	Agreed form of Licence to Carry out Works

17635481.1

DATED10 March 2016
(1)SHELDON FRIENDLY SOCIETY (2)DARCHEM ENGINEERING LIMITED (3) ESTERLINE TECHNOLOGIES CORPORATION
Licence to carry out works relating to Units 4 and 5 and Former Eastbrook Centre, Eastbrook Road, Gloucester GL4 3DB

Ref: AZP\053912.014

17635481.1

This licence is dated

HM Land Registry

Landlord’s title number: GR73474, GR34794  and GR344523

Administrative area: Gloucester

Tenant’s title number:

Administrative area:

Parties

(1)	SHELDON FRIENDLY SOCIETY of Sheldon House, 1 Lunsford Street, Leicester LE5 0HJ (Landlord);

(2)	DARCHEM ENGINEERING LIMITED (Co. Reg. No. SC144767) whose registered office is at 15 Atholl Crescent, Edinburgh EH3 8HA (Tenant);
(3)	Esterline Technologies Corporation (Co. Reg. No. 0000033619) whose registered office is at 500-108th Avenue NE, Suite 1500, Bellvue WA 98004, United States (Tenant’s Guarantor)

Background

(A)	This licence is supplemental and collateral to the Lease.
(B)	The Landlord is entitled to the immediate reversion to the Lease.
(C)	The residue of the Term is vested in the Tenant.
(D)	The Tenant intends to carry out the Works and, under the terms of the Lease, requires the consent of the Landlord to carry out the works.

Agreed terms

1.	Interpretation

The following definitions and rules of interpretation apply in this licence.

1.1	Definitions:

Agreement for Lease:

an agreement for lease in respect of the Property dated on today's date and made between the Landlord (1) the Tenant (2) the Guarantor (3);

Lease:

a lease of the Property dated on today’s date and made between the Landlord (1) the Tenant (2) the Guarantor (3) and all documents supplemental or collateral to that lease;

Property:

Units 4 and 5 and Former Eastbrook Centre, Eastbrook Road, Gloucester FL4 3DB as more particularly described in and demised by the Lease;

17635481.1

Term:

the term of years granted by the Lease and any agreed or statutory continuation of the Lease;

Works:

the works to be carried out at the Property as defined in the Agreement for Lease.

1.2

References to the Landlord include a reference to the person entitled for the time being to the immediate reversion to the Lease.  References to the Tenant include a reference to its successors in title and assigns.

1.3	References to the end of the Term are to the end of the Term however it ends.
1.4	The expression tenant covenants has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.
1.5	Clause, Schedule and paragraph headings shall not affect the interpretation of this licence.
1.6	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.7	The Schedules form part of this licence and shall have effect as if set out in full in the body of this licence. Any reference to this licence includes the Schedules.
1.8	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.9	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.10	Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.
1.11	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.
1.12	A reference to writing or written includes fax but not e-mail.
1.13

A reference to this licence  or to any other agreement or document referred to in this licence is a reference to this licence or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this licence) from time to time.

1.14	Unless the context otherwise requires, references to clauses and Schedules are to the clauses and Schedules of this licence and references to paragraphs are to paragraphs of the relevant Schedule.
1.15

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	Consent to carry out the Works
2.1	In consideration of the obligations on the Tenant in this licence, the Landlord consents to the Tenant carrying out the Works on the terms set out in this licence and the Agreement for Lease.
2.2	This consent does not obviate the need for the consent of any person other than the Landlord that may be required to carry out the Works.
3.	Rent review

Any effect on the rental value of the Property arising in connection with the Works will be not disregarded on any rent review under the Lease.

4.	The Lease covenants and conditions

The tenant covenants in the Lease will extend to the Works and apply to the Property as altered by the Works.

5.	The right of re-entry in the Lease

The right of re-entry in the Lease will be exercisable if any covenant or condition of this licence or the Agreement for Lease is breached, as well as if any of the events stated in the provision for re-entry in the Lease occurs.

17635481.1

6.	Indemnity

The Tenant shall indemnify the Landlord against all liabilities, costs, expenses, damages and losses suffered or incurred by the Landlord arising out of or in connection with any breach of the terms of this licence.

7.	The Tenant’s Guarantor
7.1	The Tenant’s Guarantor consents to the Tenant entering into this licence.
7.2

The consent granted by this licence is granted at the request of the Tenant’s Guarantor. In consideration of the consent granted by the Landlord, and subject to clause 8.4, the Tenant’s Guarantor agrees that its guarantee and other obligations under the Lease shall remain fully effective and:

7.2.1	to the extent that any provision of this licence varies the terms of the Lease, shall apply to the Lease as varied; and
7.2.2	subject to clause 8.2.1 shall not be released or diminished by any provision of this licence.
7.3

In further consideration of the consent granted by the Landlord, and subject to clause 8.4, the Tenant’s Guarantor agrees that its guarantee and other obligations under the Lease shall extend and apply to the covenants given by, and the obligations on the part of, the Tenant under this licence.

7.4	Nothing in this licence shall prevent or limit the operation of section 18 of the Landlord and Tenant (Covenants) Act 1995.
8.	Notices

Any notice given under or in connection with this licence must be in writing and must be delivered by hand or sent by pre-paid first class post or other next working day delivery service or by any other means permitted by the Lease. A correctly addressed notice delivered by hand shall be deemed to have been delivered at the time the notice is left at the proper address. A correctly addressed notice sent by pre-paid first class post or other next working day delivery service will be deemed to have been delivered on the [second] working day after posting.

9.	Liability
9.1	The obligations of the Tenant in this licence are owed to the Landlord and are made in consideration of the consent granted by clause 2.1.
9.2

Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the  obligations and liabilities of the Tenant arising under this licence. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons, without affecting the liability of any other of those persons.

10.	Third party rights

A person who is not a party to this licence shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this licence.

11.	Governing law

This licence and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

12.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this licence or its subject matter or formation (including non-contractual disputes or claims).

17635481.1

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by SHELDON FRIENDLY SOCIETY acting by two trustees:	....................................................... Trustee ....................................................... Trustee

EXECUTED and DELIVERED as a DEED by DARCHEM ENGINEERING LIMITED acting by a director in the presence of:	……………………………………… Director
Witness Signature Witness Name Address Occupation

…...................................................

…...................................................

…...................................................

…...................................................

…..................................................

…...................................................

EXECUTED and DELIVERED as a DEED by ESTERLINE TECHNOLOGIES CORPORATION

17635481.1